Exhibit 10.18

FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Fifth Amendment to Loan and Security Agreement is entered into as of August 29, 2017 (the "Amendment"), by and among TELKONET, INC. ("Borrower"), and HERITAGE BANK OF COMMERCE ("Bank").

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2014 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of February 17, 2016, that certain Second Amendment to Loan and Security Agreement dated as of October 27, 2016, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2017 and that certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2017 (collectively, the "Agreement").

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.            The following definitions are added or amended and restated in its entirety to read as follows:

"Credit Card Sublimit" means a sublimit for credit card transactions under the Revolving Line not to exceed One Hundred Thousand Dollars ($100,000).

"Credit Extension" means each Advance, use of the Credit Card Sublimit or any other extension of credit by Bank for the benefit of Borrower hereunder.

2.            The first sentence in Section 2.1(a)(i) of the Agreement is amended and restated in its entirety to read as follows:

(i)       Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base, minus, in each case the Tax Reserve and the amount of Credit Card Services being provided under the Credit Card Sublimit.

3.            The following is added as a new subsection (b) to the end of Section 2.1 of the Agreement:

(i)       Credit Card Sublimit. Subject to the terms and conditions of this Agreement and availability under the Revolving Line and the Borrowing Base, Borrower may request business credit cards and other related services (the "Credit Card Services") by delivering to Bank such applications on Bank's standard forms as requested by Bank; provided, however, that the total amount of the Credit Card Services shall not exceed the Credit Card Sublimit, and that availability under the Revolving Line shall be reduced by the entire amount of the Credit Card Services being provided hereunder. In addition, Bank may, in its sole discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. If at any time the Revolving Facility is terminated or otherwise ceases to exist, Borrower shall immediately secure its obligations with respect to any Credit Card Services with cash collateral in such amounts as Bank may require, and, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit issued by Bank in Borrower's name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates), shall automatically secure such obligations to the extent of the then outstanding Credit Card Services. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Credit Card Services continue.

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4.            Subsection (d) to Section 5.5 is amended and restated in its entirety to read as follows:

(d)       is located at Borrower's headquarters or such other Borrower-operated facility as to which Bank has received a landlord waiver, inventory holder's acknowledgement or other waiver or written acknowledgement in the form satisfactory to Bank (except that Inventory subject to a contract between Borrower and a customer under which contract Borrower retains ownership of such Inventory ("Offsite Inventory"), may be located at such customer's location provided that such Offsite Inventory does not exceed $225,000 in the aggregate at any time).

5.            Exhibit C is replaced in its entirety with Exhibit C attached hereto.

6.            Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8.            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original hereof.

9.            As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)       the original signed Amendment and all other Loan Documents being executed in connection herewith, duly executed by Borrower;

(b)       payment of an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c)       such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

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TELKONET, INC.

By:	/s/ Gene Mushrush

Name:	Gene Mushrush

Title:	CFO

HERITAGE BANK OF COMMERCE

By:	/s/ Karla Schrader

Name:	Karla Schrader

Title:	VP

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Exhibit C

BORROWING BASE CERTIFICATE

Borrowers: Telkonet, Inc. and EthoStream LLC	Lender:	HERITAGE BANK OF COMMERCE
Commitment Amount: $2,000,000	Loan #:

ACCOUNTS RECEIVABLE	Period:
1 Accounts Receivable Book Value as of:	X/X/XX		$0.00
2 Total Accounts Receivable:			$0.00
ACCOUNTS RECEIVABLE DEDUCTIONS
3 Accounts Receivable Aged over 90 Days from invoice date Contra Accounts (including		$0.00
4 Customer's Related Deposits)		$0.00
5 Concentration	30%	$0.00
6 Cross aging over	25%	$0.00
7 Foreign Accounts (Net of >90s, w/out Insurance or LC)		$0.00
8 Government Accounts (Net of >90s)		$0.00
9 Affiliate /Employee Accounts (Net of >90s)		$0.00
10 Related Party Transactions		$0.00
11 Consumer Accounts		$0.00
12 Over 90 Credits		$0.00
13 Other Deductions: Progress Billings, Pre-Billings, Bonded Projects, Retentions		$0.00
14 Total Ineligible Accounts:		$0.00
15 Total Eligible Accounts (#2 — #14)			$0.00
16 Advance Rate			80%
17 Borrowing Base (#15 multiplied by #16)			$0.00
INVENTORY
18 Total Value of Inventory		$0.00
19 Less Ineligible Inventory		$0.00
20 Total Eligible Inventory			$0.00
Eligible Inventory Advance
21 Rate			25%
22 Available Eligible Inventory (the lessor of $600,000 or #20 x #21)			$0.00
BALANCES

23 Maximum Loan Amount		$2,000,000
24 Total Borrowing Base [Lesser of #17 + #22 or $2,000,000]			$0.00
25 Less: Present Balance owing on Line of Credit			$0.00
26 Less: Cash Management Services (up to $100,000)			$0.00
Less: Other balances, i,e., Tax Reserve (as defined in the Loan and Security
27 Agreement)			$0.00
28 Less: Funding Request Today			$0.00
29 Remaining Availability [#24 — (#25 through #28)]			$0.00

If line #29 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize Bank to deduct any advance amounts directly from the company's checking account at HERITAGE BANK OF COMMERCE in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and HERITAGE BANK OF COMMERCE.

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Each Borrower hereby requests funding in the amount of $__________ in accordance with this Borrowing Base Certificate. All representations and warranties of Borrowers stated in the Loan and Security Agreement are true, correct, and complete in all material respects as of the date of this Borrowing Base Certificate; provided that those representations and warranties expressly referring to another date shall be true, correct, and complete in all material respects as of such date.

By (Authorized Signer):	Title:	Date:

Reviewed by Bank:	Title:	Date:

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